SECURITIES AND EXCHANGE COMMISSION

		      WASHINGTON, D.C.  20549



			     FORM 8-K

			 CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 21, 2001
						    -----------------


		      BANGOR HYDRO-ELECTRIC COMPANY
		      -----------------------------
	 (Exact name of registrant as specified in its charter)





       MAINE                       1-10922                  01-0024370
       -----                       -------                  ----------
(State of Incorporation)     (Commission File No.)     (IRS Employer ID No.)





	33 STATE STREET, BANGOR, MAINE                       04401
	------------------------------                       -----
    (Address of principal executive offices)               (Zip Code)





Registrant's telephone number, including area code:   207-945-5621


Current Report, Form 8-K                        Date of Report
Bangor Hydro-Electric Company                  November 21, 2001
-----------------------------                  -----------------
ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

As reported previously on the Company Definitive Form 14A dated November 29, 2001, at a regularly scheduled meeting of the Board of Directors held on November 21, 2001, the Board appointed Ernst & Young LLP, P.O. Box 2007, Station CRO, 13th Floor, 1959 Upper Water Street, Halifax, N.S. B3J 2Z1 to serve as the Company's Independent Public Accountants for the Company's 2001 and 2002 fiscal years, thereby discontinuing the Company's retention of PricewaterhouseCoopers, LLP, One Post Office Square, Boston, Massachusetts 02109, in this capacity effective November 21, 2001. The decision to change accountants was approved by the Audit Committee of the Board. Ernst & Young serves as independent auditors to Emera Inc., a parent of the Company.

PricewaterhouseCoopers's report on the financial statements for 1999 and 2000 did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's 1999 and 2000 fiscal years and during 2001 preceding the dismissal of PricewaterhouseCoopers, the Company had no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the two most recently completed fiscal years or during 2001, PricewaterhouseCoopers (A) did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist; (B) did not advise the Company that information had come to their attention that had led them to no longer be able to rely on management's representations, or that had made them unwilling to be associated with the financial statements prepared by management; (C) did not advise the Company of the need to expand significantly the scope of its audit, or that information had come to their attention during the two most recently completed fiscal years or during 2001, that if further investigated may: (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause them to be unwilling to rely on management's representations or be associated with the Company's financial statements, and therefore the discontinuation of the retention of PricewaterhouseCoopers did not prevent such an expansion of the scope of their audit or their ability to conduct such further investigation; and (D)(1) did not advise the Company that information had come to their attention that they had concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to PricewaterhouseCoopers' satisfaction, would prevent them from rendering an unqualified audit report on those financial statements), and therefore the dismissal of PricewaterhouseCoopers' did not prevent the resolution of any issue that had not been resolved to PricewaterhouseCoopers' satisfaction prior to discontinuation of the retention of PricewaterhouseCoopers.

Pursuant to Regulation S-K, Item 304(a)(3) [29 CFR Sec. 229.304(a)(3)] the Company provided PricewaterhouseCoopers with a copy of the disclosures it is making in response to Item 304(a) that the in advance of the day that the disclosures are filed being filed with the Commission. The Company also requested PricewaterhouseCoopers to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant in response to Item 304(a) and, if not, stating the respects in which it does not agree. A copy of PricewaterhouseCoopers' letter in response to this request is attached hereto as Exhibit 16.



				     BANGOR HYDRO-ELECTRIC COMPANY


				     by  /s/ Frederick S. Samp
					Frederick S. Samp
					Chief Financial Officer
Dated:  March 4, 2002



			     EXHIBIT INDEX

Exhibit                 Description

16              Letter of PricewaterhouseCoopers pursuant to Regulation S-K,
		Item 304(a)(3)


PricewaterhouseCoopers
________________________________________________________________________

					   PricewaterhouseCoopers LLP
					   One International Place
					   Boston  MA  02110
					   Telephone  (617) 478 5000
					   Facsimile    (617) 478 3900


February 27, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Bangor Hydro-Electric Company (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 28, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers LLP